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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement for registering 500,000 shares related to the 1997 Stock Incentive Plan of Opinion Research Corporation (on Form S-8) of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
December 4, 2001